                                   Exhibit 11

                           WASTE INDUSTRIES USA, INC.
                       COMPUTATION RE: EARNINGS PER SHARE

                      (In thousands, except per share data)

                                                     Three Months Ended       Six Months Ended
                                                          June 30,                June 30,
                                                          --------                --------
                                                       2001       2002         2001       2002
                                                       ----       ----         ----       ----

Net income                                           $ 2,096     $ 2,696     $ 3,288     $ 5,018
                                                     =======     =======     =======     =======

Weighted average number of common shares
    issued and outstanding - Basic                    13,337      13,335      13,238      13,335

Common stock equivalents
    Options for common stock                             149         239         149         239
                                                     -------     -------     -------     -------

Weighted average common stock equivalents             13,486      13,574      13,387      13,574
Less treasury shares to be repurchased                  (136)       (220)       (145)       (224)
                                                     -------     -------     -------     -------

Weighted average shares outstanding - Diluted         13,350      13,354      13,242      13,350

Basic earnings per share                             $  0.16     $  0.20     $  0.25     $  0.38
                                                     =======     =======     =======     =======

Diluted earnings per share                           $  0.16     $  0.20     $  0.25     $  0.38
                                                     =======     =======     =======     =======

                                       17